Exhibit 4.5

BYND CANNASOFT ENTERPRISES INC.

(the “Issuer”)

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

INSTRUCTIONS TO SUBSCRIBER

1.	All Subscribers must complete all the information in the boxes on page 2 and sign where indicated with an “X”.

2.	All subscribers must complete and sign the Exhibit A “Investor Questionnaire”.

3.	All subscribers who are “accredited investors” AND who are individuals (i.e. not corporations, partnerships or trusts) must fill in and execute Form 45-106F9 which is attached as Appendix A to the Exhibit A “Investor Questionnaire”.

4.	If you are a “U.S. Purchaser”, as defined in Exhibit B, you must also complete and sign the Exhibit B “United States Accredited Investor Questionnaire”.

5.	If you are neither a Canadian resident nor a U.S. Purchaser, you must also complete and sign the Exhibit C “Foreign Resident Questionnaire”.

BYND CANNASOFT ENTERPRISES INC.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

The undersigned (the “Subscriber” or “AGROINVESTMENT”) hereby irrevocably subscribes for and agrees to purchase from BYND CANNASOFT ENTERPRISES INC. (the “Issuer”) that number of common shares (each, a “Share” and collectively, the “Shares”) set out below at a price of CAD$ 1.04 per Share.

The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Shares”.

Subscriber Information	Shares to be Purchased

AGROINVESTMENT S.A.	2,403,846
Name of Subscriber (Please Print)	(Number of Shares)

/s/ EDUARDO SERGIO ELSZTAIN	Total Subscription Price: 2,500,000 CAD$
Signature of Subscriber (or Authorized Signatory - if the Subscriber is not an Individual)	(the “Subscription Amount”, plus wire fees if applicable)

EDUARDO SERGIO ELSZTAIN
(Name and Title of Authorized Signatory – if the Subscriber is not an Individual)	Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

Cambará 1620, Of. 1202, Montevideo, Uruguay
(Subscriber’s Address, including postal or zip code)	(Name of Disclosed Principal)

(Address of Disclosed Principal)

(Telephone Number) (Email Address)	(Account Reference, if applicable)

Register the Shares as set forth below:	Deliver the Shares or DRS Notice as set forth below:

AGROINVESTMENT S.A.	AGROINVESTMENT S.A.
(Name to Appear on Share Certificate or DRS Notice)	(Attention - Name)

(Address, including postal or zip code)	(Street Address, including postal or zip code – no PO Boxes permitted)

(Telephone Number)

Number and kind of securities of the Issuer held, directly or indirectly, or over which control or direction is exercised by, the Subscriber, if any (i.e., shares, warrants, options)	1. State whether the Subscriber is an Insider of the Issuer: ~~Yes~~  No

Nil	2. State whether the Subscriber is a registrant:
~~Yes~~  No

ACCEPTANCE

The Issuer hereby accepts the Subscription (as defined herein) on the terms and conditions contained in this private placement subscription agreement (this “Agreement”) as of the 3rd day of September, 2021 (the “Closing Date”).

BYND CANNASOFT ENTERPRISES INC.

Per:	/s/ Yftah Ben Yaackov
Authorized Signatory

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SHARES

1.	Subscription

1.1 On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase such number of Shares as is set forth on page 2 of this Agreement at a price of $1.04 CAD$ per Share for the Subscription Amount shown on page 2 of this Agreement, which is tendered herewith (such subscription and agreement to purchase being the “Subscription”), and the Issuer agrees to sell the Shares to the Subscriber, effective upon the Issuer’s acceptance of this Agreement.

1.2 The Subscription Amount will be integrated in US Dollars at the exchange rate reported by Bloomberg on the day prior to the Execution Date (as defined below).

1.3 The Subscriber acknowledges that the Shares have been offered to the Subscriber as part of an offering by the Issuer of additional Shares (the “Offering”).

1.4 All dollar amounts referred to in this Agreement are in lawful money of Canada, unless otherwise indicated.

2.	Defined Terms

(a)	“Escrow Agent”: means “LATIN ADVISORS LTD.”.

(b)	“Escrow Agreement” means the escrow agreement among BYND, AGROINVESTMENT and the Escrow Agent to be executed and delivered at the Closing, in the form and substance to be agreed upon between the parties thereto prior to Closing ;

(c)	“Escrow Release Condition” means: (i) BYND’s filing of a Form 20F registration statement with the United States Securities and Exchange Commission, respecting the BYND Shares and (ii) the effective approval from Nasdaq for listing of the BYND Shares parallel to Nasdaq confirmation;

(d)	“Escrow Release Condition Date” means April 30th, 2022, or such other date as the parties hereto shall mutually agree in writing;

(e)	“Closing” means the completion of the Transaction on the Closing Date pursuant to the terms and conditions contained in this Agreement;

(f)	“Execution Date” means the date in which this Agreement is approved by the board of directors of BYND, which will be no later than September 10th 2021.

(g)	“DRS” means the Direct Registration System of the Depository Trust Company (DTS).

3.	The Transaction

Upon and subject to the terms and conditions of this Agreement, at the Execution Date, the parties shall consummate the Transaction as follows:

(a)	BYND shall deliver to the Subscriber a copy of the Board of Directors resolution in which this Agreement was approved.

(b)	The Subscriber shall deposit on behalf of BYND the full Subscription Amount into a trust account, in the name of the Escrow Agent on behalf of the parties of this agreement in Pershing LLC; and,

(c)	BYND shall deliver to the Escrow Agent, on behalf of AGROINVESTMENT:

(i) 2,403,846 BYND Shares (the “BYND Issued Shares”), at a price per share which is equal to CAD 1.04; and

(ii) 400,000 non-transferable share purchase warrants, each such warrant entitling the holder thereof to acquire one (1) common share of BYND at a price equal to the BYND Shares price on the last trading day immediately prior to the effective date each warrant is exercised for a period of two (2) years (the “BYND Warrants”, and together with the BYND Issued Shares, the “BYND Securities”).

In case this Agreement is not approved by the BYND´s board of directors before September 10th, 2021, this agreement will be terminated.

4.	Escrow Release

The Escrow Agreement shall provide inter alia, the BYND Securities and the Subscription Amount shall be held in escrow by the Escrow Agent, to be released as follows:

(a)	provided that the Escrow Release Condition is satisfied on or prior to the Escrow Release Condition Date (such date being referred to as the “Escrow Release Condition Satisfaction Date”), the Escrow Agent: (i) shall immediately release the BYND Securities to AGROINVESTMENT, and, (ii), shall release the Subscription Amount to BYND (the “Escrow Release Date”); and

(b)	in the event that the Escrow Release Condition shall not be satisfied on or before the Escrow Release Condition Date, then the Escrow Agent shall release the BYND Securities to BYND for cancellation and shall release the Subscription Amount to AGROINVESTMENT immediately.

The parties expressly agree that, since the delivery of the BYND Issued Shares by BYND to the Escrow Agent, AGROINVESTMENT shall own all voting rights and privileges of being a shareholder. Notwithstanding, such voting rights and privileges will be cancelled together with the BYND Issued Shares in the event stated in section (b) above.

5.	Documents Required from Subscriber

The Subscriber must complete, sign and return to the Issuer, the following documents:

(a)	this Agreement;

(b)	the Investor Questionnaire (the “Investor Questionnaire”) attached as Exhibit A;

(c)	if the Subscriber is an “accredited investor” and is an individual (i.e. not a corporation, partnership or trust), the Form 45-106F9 attached as Appendix A to the Investor Questionnaire;

(d)	if the Subscriber is a U.S. Purchaser (as defined in Exhibit B), the United States Accredited Investor Questionnaire (the “U.S. Questionnaire”);

(e)	if the Subscriber is neither a Canadian resident nor a U.S. Purchaser, the Foreign Resident Questionnaire (the “Foreign Questionnaire” and, together with the Questionnaire and the U.S. Questionnaire, the “Questionnaires”) attached as Exhibit C; and

(f)	such other supporting documentation that the Issuer or its legal counsel, Devry Smith Frank LLP (the “Issuer’s Counsel”) may request to establish the Subscriber’s qualification as a qualified investor, and the Subscriber acknowledges and agrees that the Issuer will not consider the Subscription for acceptance unless the Subscriber has provided all of such documents to the Issuer.

As soon as practicable upon any request by the Issuer, the Subscriber will complete, sign and return to the Issuer any additional documents, questionnaires, notices and undertakings as may be required by any regulatory authorities or applicable laws.

6.	Conditions and Closing

6.1	The Closing is conditional upon and subject to:

(a)	the Issuer having obtained all necessary approvals and consents, including regulatory approvals for the Offering.

(b)	the issue and sale of the BYND Issued Shares being exempt from the requirement to file a prospectus and the requirement to deliver an offering memorandum under applicable securities laws relating to the sale of the BYND Issued Shares, or the Issuer having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or deliver an offering memorandum; and

(c)	the Issuer having obtained all necessary regulatory approvals (including any required stock exchange approvals) for the Offering.

(d)	The Subscriber acknowledges that the certificates (or DRS notices) representing the BYND Issued Shares will be available for delivery on the Execution Date, provided that the Subscriber has satisfied the requirements of this agreement.

7.	Director Nominee

From and after the Escrow Release Date and continuing for so long as AGROINVESTMENT shall own not less than five (5%) percent of the issued and outstanding BYND Shares, Eduardo Sergio Elsztain, or any other person designated by him, shall have the right to be nominated by Mr. Yftah Ben Yackov to serve on BYND’s board of directors and for so long as Elsztain, or the person designated by him, remains qualified to serve as a director under applicable law and pursuant to the rules of any stock exchange on which BYND Shares are listed, BYND and Mr. Yftah Ben Yackov agree to support and cause to be placed on the ballot at each election of directors.

8.	AGROINVESTMENT Acknowledgements

AGROINVESTMENT hereby acknowledges and understands the following:

(a)	that the issuance and delivery of the BYND Shares in connection with the Transaction, will be made pursuant to appropriate exemptions (the “Exemptions”) from the registration and prospectus (or equivalent) requirements of the applicable securities laws of the United States and Canada;

(b)	as a consequence of AGROINVESTMENT acquiring its BYND Shares in reliance on the Exemptions:

(i)	AGROINVESTMENT may not receive information regarding BYND that might otherwise be required to be provided to AGROINVESTMENT which shall not be unreasonably undelivered by BYND;

(ii)	there is no government or other insurance covering the BYND Shares;

(iii)	there are restrictions on AGROINVESTMENT’s ability to resell the BYND Shares received and it is AGROINVESTMENT’s responsibility to find out what those restrictions are and to comply with them before selling the BYND Shares; and

(iv)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of an investment in the BYND Shares.

(c)	upon their issuance at the Closing Date, none of the BYND Shares (including the BYND Issued Shares) will have been or will be registered under the United States Securities Act of 1933, as amended, (the “1933 Act”), or under any securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to any U.S. Person (as defined in Section 6.2), except in accordance with the provisions of Regulation S under the 1933 Act (“Regulation S”), pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, and in each case only in accordance with applicable state, provincial and foreign securities laws;

(d)	upon their issuance at the Closing Date, the BYND Issued Shares shall bear such applicable legends as may be required pursuant to applicable securities laws and the applicable rules and policies of the CSE, including without limitation, the following:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE [four months and one day from the Closing Date.]”

and

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF BYND CANNASOFT ENTERPRISES INC. (THE “ISSUER”) THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT OR (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF PARAGRAPH (C) OR (D), THE SELLER FURNISHES TO THE ISSUER AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO SUCH EFFECT.”

(e)	the decision to execute this Agreement and to acquire the BYND Issued Shares has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the BYND and such decision is based entirely upon a review of any public information which has been filed by BYND with any Canadian provincial securities commissions (collectively, the “BYND Public Record”); and

(f)	there are risks associated with the acquisition of the BYND Issued Shares, as more fully described in BYND’s periodic disclosure forming part of the BYND Public Record.

9.	Representations and Warranties of the Subscriber

9.1 The Subscriber hereby represents and warrants to the Issuer (which representations and warranties will survive the Closing) that:

(a)	unless the Subscriber has completed Exhibit B, the Subscriber is not a U.S. Person;

(b)	the Subscriber is resident in the jurisdiction set out on page 2 of this Agreement;

(c)	if the Subscriber is resident outside of Canada:

	(i)	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the offer and sale of the Securities,

	(ii)	the Subscriber is purchasing the Securities pursuant to exemptions from prospectus or equivalent requirements under applicable laws of the International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Securities under applicable securities laws of the International Jurisdiction without the need to rely on any exemptions,

	(iii)	the applicable securities laws of the International Jurisdiction do not require the Issuer to make any filings or seek any approvals of any kind from any securities regulator of any kind in the International Jurisdiction in connection with the offer, issue, sale or resale of any of the Shares,

	(iv)	the purchase of the Shares by the Subscriber does not trigger:

		A.	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase, in the International Jurisdiction, or

		B.	any continuous disclosure reporting obligation of the Issuer in the International Jurisdiction, and

	(v)	the Subscriber will, if requested by the Issuer, deliver to the Issuer a certificate or opinion of local counsel from the International Jurisdiction which will confirm the matters referred to in subparagraphs (ii), (iii) and (iv) above to the satisfaction of the Issuer, acting reasonably;

(d)	the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto;

(e)	the entering into of this Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(f)	the Subscriber has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(g)	the Subscriber has received and carefully read this Agreement;

(h)	the Subscriber is aware that an investment in the Issuer is speculative and involves certain risks, including those risks disclosed in the Public Record and the possible loss of the entire Subscription Amount;

(i)	the Subscriber has made an independent examination and investigation of an investment in the Securities and the Issuer and agrees that the Issuer will not be responsible in any way for the Subscriber’s decision to invest in the Securities and the Issuer;

(j)	the Subscriber is not an underwriter of, or dealer in, any of the Shares, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares;

(k)	the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(l)	no person has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase any of the Shares,

(ii)	that any person will refund the purchase price of any of the Shares, or

(iii)	as to the future price or value of any of the Shares.

9.2 In this Agreement, the term “U.S. Person” has the meaning ascribed thereto in Regulation S, and for the purpose of this Agreement includes, but is not limited to: (a) any person in the United States; (b) any natural person resident in the United States; (c) any partnership or corporation organized or incorporated under the laws of the United States; (d) any partnership or corporation organized outside the United States by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; or (e) any estate or trust of which any executor or administrator or trustee is a U.S. Person.

10.	Representations and Warranties will be Relied Upon by the Issuer

10.1 The Subscriber acknowledges and agrees that the representations and warranties contained in this Agreement are made by it with the intention that such representations and warranties may be relied upon by the Issuer and the Issuer’s Counsel in determining the Subscriber’s eligibility to purchase the BYND Issued Shares under applicable laws, or, if applicable, the eligibility of others on whose behalf the Subscriber is contracting hereunder to purchase the BYND Issued Shares under applicable laws. The Subscriber further agrees that, by accepting delivery of the certificates (or DRS notice) representing the BYND Issued Shares, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of the Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Securities.

11.	Representations, Warranties and Covenants of the Issuer

8.1 By executing this Subscription Agreement, the Issuer represents, warrants and covenants to the Subscriber, which representations, warranties and covenants will be true and correct as of the Closing with the same force and effect as if made at and as of the Closing and which representations, warranties and covenants will survive the Closing (and acknowledges that the Subscriber is relying thereon) that:

(a)	The Issuer has been duly amalgamated and organized and is a valid and subsisting company under the laws of the Province of British Columbia, and is duly qualified to carry on business in the Province of British Columbia and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary.

(b)	The BYND Issued Shares will, upon issue and delivery, be validly issued as fully paid and non-assessable upon receipt by the Issuer of full payment therefor.

(c)	There is no “material fact” or “material change” (as those terms are defined in applicable securities legislation) in the affairs of the Issuer that has not been generally disclosed to the public.

(d)	The Issuer has the full corporate right, power and authority to execute this Subscription Agreement, and to issue the BYND Issued Shares to the Subscriber pursuant to the terms of this Subscription Agreement.

(e)	This Subscription Agreement constitutes a binding and enforceable obligation of the Issuer, enforceable in accordance with its terms.

12.	Registration Rights under US Securities Laws

Commencing on the day following Nasdaq’s approval of BYND’s listing application (the “Approval Date”), AGROINVESTMENT shall have the right to request from BYND (the “Registration Request”) and BYND undertakes to use its best efforts to cause the BYND Issued Shares to be registered pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, as soon as practicable after a Registration Request is made, BYND shall prepare and file with the U.S. Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-1 covering the resale of the BYND Issued Shares. If at any time after the Approval Date, BYND determines to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form F-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then BYND will send to AGROINVESTMENT written notice of such determination and if, within ten days after receipt of such notice, Elsztain requests in writing, BYND will include in such registration statement all or any part of any BYND Issued Shares that AGROINVESTMENT requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof impose a limitation on the number of shares of securities that may be included in the Registration Statement because, in such underwriter(s)’ reasonable judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then BYND is obligated to include in such Registration Statement only such limited portion of the BYND Issued Shares with respect to which AGROINVESTMENT have requested inclusion hereunder as the underwriter recommends.

13.	Acknowledgement and Waiver

13.1 The Subscriber has acknowledged that the decision to acquire the BYND Issued Shares was solely made on the basis of the Public Record. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Securities.

14.	Collection of Personal Information

14.1 The Subscriber acknowledges and consents to the fact that the Issuer is collecting the Subscriber’s personal information for the purpose of fulfilling this Agreement and completing the Offering. The Subscriber acknowledges that its personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be included in record books in connection with the Offering and may be disclosed by the Issuer to: (a) stock exchanges or securities regulatory authorities, (b) the Issuer’s registrar and transfer agent, (c) tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other parties involved in the Offering, including the Issuer’s Counsel. By executing this Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) for the foregoing purposes and to the retention of such personal information for as long as permitted or required by applicable laws. Notwithstanding that the Subscriber may be purchasing the Shares as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the nature and identity of such undisclosed principal, and any interest that such undisclosed principal has in the Issuer, all as may be required by the Issuer in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)	the Issuer may deliver to any securities commission having jurisdiction over the Issuer, the Subscriber or this Subscription, including any Canadian provincial securities commissions, the United States Securities and Exchange Commission and/or any state securities commissions (collectively, the “Commissions”), certain personal information pertaining to the Subscriber, including the Subscriber’s full name, residential address and telephone number, the number of Shares or other securities of the Issuer owned by the Subscriber, the number of Shares purchased by the Subscriber, the total Subscription Amount paid for the Shares, the prospectus exemption relied on by the Issuer and the date of distribution of the Shares;

(b)	such information is being collected indirectly by the Commissions under the authority granted to them in applicable securities laws; and

(c)	such information is being collected for the purposes of the administration and enforcement of applicable securities laws.

15.	Costs

15.1 The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares will be borne by the Subscriber. Notwithstanding, the Parties agree that the Escrow Agent´s fee will be paid by the Issuer.

16.	Governing Law

16.1 This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Subscriber, in its personal or corporate capacity and, if applicable, on behalf of each beneficial or undisclosed purchaser for whom it is acting, irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia.

17.	Survival

17.1 This Agreement, including, without limitation, the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the Issuer and the Subscriber, notwithstanding the completion of the purchase of the Securities by the Subscriber.

18.	Assignment

18.1 This Agreement is not transferable or assignable.

19.	Severability

19.1 The invalidity or unenforceability of any particular provision of this Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

20.	Entire Agreement

20.1 Except as expressly provided in this Agreement and in the exhibits, agreements, instruments and other documents attached hereto or contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Issuer or by anyone else.

21.	Notices

21.1 All notices and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, including email or other means of electronic communication capable of producing a printed copy. Notices to the Subscriber will be directed to the address of the Subscriber set forth on page 2 of this Agreement and notices to the Issuer will be directed to it at the address of the Issuer set forth on page 3 of this Agreement.

22.	Beneficial Subscribers

22.1 Whether or not explicitly stated in this Agreement, any acknowledgement, representation, warranty, covenant or agreement made by the Subscriber in this Agreement, including the exhibits hereto, will be treated as if made by the Disclosed Principal, if any.

23.	Execution of Subscription Agreement

23.1 The Issuer and the Issuer’s Counsel will be entitled to rely on delivery by email or other means of electronic communication capable of producing a printed copy of an executed copy of this Agreement, and acceptance by the Issuer of such email or other form of electronic copy will be equally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms hereof. If less than a complete copy of this Agreement is delivered to the Issuer or the Issuer’s Counsel prior to or at the Closing, the Issuer and the Issuer’s Counsel are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions, unaltered, of the pages not delivered prior to or at the Closing.

24.	Counterparts and Electronic Means

24.1 This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will constitute an original, and all of which together will constitute one instrument. Delivery of an executed copy of this Agreement by email transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the Closing Date.

25.	Exhibits

25.1 The exhibits attached hereto form part of this Agreement.

26.	Indemnity

26.1 Each Party will indemnify and hold harmless the other Party and the other Party´s Counsel, where applicable, the other Party´s directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Party contained in this Agreement, the Questionnaires, as applicable, or in any document furnished by the one Party to the other Party in connection herewith being untrue in any material respect, or any breach or failure by a Party to comply with any covenant or agreement made by one Party to the other Party in connection therewith.

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